Exhibit 10.7

YUM CHINA HOLDINGS, INC.

SHAREHOLDERS AGREEMENT

Dated as of November 1, 2016

6.6.	Interpretation	38
6.7.	Counterparts	38
6.8.	Entire Agreement; No Third Party Beneficiaries	38
6.9.	Governing Law	39
6.10.	Severability	39
6.11.	Assignment	39
6.12.	Submission to Jurisdiction; Waivers	39
6.13.	Enforcement	39
6.14.	Descriptive Headings	40
6.15.	Mutual Drafting	40
6.16.	No-Recourse; No Partnership	40
6.17.	AF Joinder	40

EXHIBITS

Exhibit A                     —    Form of Resignation Letter

Exhibit B                     —    Form of Joinder

Exhibit C                     —    Form of Issuer Agreement

Exhibit D                     —    Form of AF Deed of Adherence

SHAREHOLDERS AGREEMENT, dated as of November 1, 2016 (as it may be amended from time to time, this “Agreement”), among (i) Yum China Holdings, Inc., a Delaware corporation (the “Company”), (ii) Pollos Investment L.P., a Cayman Islands Limited Partnership (“PV”), and (iii) API (Hong Kong) Investment Limited (“AF”) (each of AF and PV an “Investor” and collectively, the “Investors”).  The Investors, collectively with the Company, are referred to herein as the “Parties”.

W I T N E S S E T H:

WHEREAS, pursuant to (i) an Investment Agreement, dated as of September 1, 2016, among Yum! Brands, Inc., a North Carolina corporation and former parent of the Company (“Parent”), the Company and PV (as it may be amended from time to time) (the “PV Investment Agreement”) and (ii) an Investment Agreement, dated as of September 1, 2016, among Parent, the Company and AF (as it may be amended from time to time) (the “AF Investment Agreement” and, collectively with the PV Investment Agreement, the “Investment Agreements”), the Investors have agreed to purchase and acquire from the Company, and the Company has agreed to issue and sell to Investors, the Investor Shares and will issue the Warrants (as such terms are defined in the Investment Agreements), on such terms and subject to such conditions as are set forth in the Investment Agreements (the “Investment”);

WHEREAS, pursuant to the Investment Agreements, the Company and the Investors have agreed to execute and deliver this Agreement; and

WHEREAS, each of the Parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the Investment and Investors’ ownership of the Investor Shares and Warrants (and the Warrant Shares), including certain registration rights applicable to such shares, restrictions on the transfer of such securities, restrictions on certain actions relating to the Company, and the governance of the Company.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties hereto hereby agree as follows:

ARTICLE I

GOVERNANCE; ADDITIONAL AGREEMENTS

1.1.         Composition of the Board of Directors.

(a)           As of one (1) Business Day after the date hereof, the board of directors of the Company (the “Board”) shall consist of up to eleven (11) directors designated by Parent, one (1) of which shall be Dr. Fred Hu (“FH”), who shall be appointed as the Company’s initial Chairman; provided, that, and notwithstanding anything contained in this Section 1.1 to the contrary, if FH is unable to serve due to death, disability or incapacity as of such time of appointment, PV shall be entitled to designate another Person to serve as the Investor Designee and a director (who need not be the Chairman) of the Company effective as of one Business Day after the Effective Time, in which event the Board shall consist of eleven (11) directors or twelve

(12) directors, as determined in the Board’s discretion.  FH and any other Investor Designee (as defined below) shall, at the time of his or her appointment to the Board, execute and deliver to the Company an irrevocable conditional letter of resignation in the form attached hereto as Exhibit A (the “Resignation Letter”).

(b)           Following the Effective Time, so long as PV together with its Affiliates Beneficially Owns a number of shares of Company Common Stock that is at least fifty percent (50.0%) of the number of PV Shares as of immediately following the Closing (as defined in the PV Investment Agreement) (but giving effect to any adjustment pursuant to Section 2.4(b) or Section 2.4(c) of the PV Investment Agreement) (the “PV Shareholding Requirement”), PV shall have the right to nominate one (1) Investor Designee who shall be a Qualified Director for election at each meeting of stockholders or action by written consent at which directors are to be elected and, for the avoidance of doubt, the Board shall include such Investor Designee in the slate of nominees recommended by the Board in the Company’s proxy statement (and any related proxy cards); provided, that prior to the third annual meeting of stockholders of the Company after the date hereof, PV shall only have the right to nominate an Investor Designee for election at an annual meeting at which such Investor Designee’s term expires in accordance with the Certificate; provided, further, that prior to the third annual meeting of stockholders of the Company, unless FH is unable to serve due to death, disability, incapacity or retirement or ceases to be employed by PV or any of its Affiliates, the Investor Designee shall be FH.  FH or any person designated to serve as a director by PV pursuant to the foregoing sentence is referred to as the “Investor Designee.”  At such time when the PV Shareholding Requirement is not met, then (x) the conditions set forth in the applicable Investor Designee’s Resignation Letter shall be satisfied and the Board shall be entitled (but not required) to accept such Investor Designee’s resignation (and, for the avoidance of doubt, such Investor Designee’s resignation shall not be effective until accepted by the Board) and (y) in the event the Board accepts such Investor Designee’s resignation, PV’s right to designate the PV Observer (as defined below) in accordance with Section 1.1(f) shall terminate and the PV Observer shall automatically cease to be a Board Observer and shall have no further rights as a Board Observer.  In connection with the election of directors at any annual meeting of stockholders or action by written consent of the Company after the Effective Time, and subject to the terms of this Agreement (including the immediately preceding sentence) and Applicable Law, the Company shall take all actions necessary to provide that the Investor Designee is nominated for election or re-election (including by using substantially the same level of efforts and providing no less than substantially the same level of support as is used and/or provided for the other director nominees of the Company with respect to the applicable meeting of stockholders or action by written consent), as applicable, to the Board at such annual meeting or pursuant to such action by written consent and the remaining directors shall be nominated in accordance with the provisions of this Agreement, the Certificate and the Bylaws, and the Company shall solicit proxies for such Investor Designee to the same extent as it does for any of its other nominees to the Board.  For the avoidance of doubt, failure of the stockholders of the Company to elect such Investor Designee provided for in this Section 1.1(b) to the Board shall not affect the right of PV to nominate a director for election in any future election of directors.  The Company shall take all actions necessary to provide that, upon his appointment to the Board, FH is included as a “Class III” director as such term is used in the Certificate.

(c)           PV shall have the right to designate, subject to Section 1.1(b), any replacement for the Investor Designee, who shall be a Qualified Director, upon the death, resignation, retirement, disqualification or removal from office of any such Investor Designee and the Board shall take all necessary action to appoint such replacement Investor Designee, subject in all cases to (i) compliance with the Certificate, the Bylaws, Applicable Law and applicable stock exchange rules and (ii) the execution, delivery and acceptance of a Resignation Letter to the Company.

(d)           For purposes of this Agreement, a “Qualified Director” shall mean a director who (i) qualifies as an Independent Director and (ii) is otherwise reasonably acceptable to the Board (as determined by a majority of the directors not including any Investor Designee); provided, that no Person shall be a Qualified Director if such Person Engages in a Competing Business.  Notwithstanding anything to the contrary, (x) if at any time an Investor Designee Engages in a Competing Business, then the conditions set forth in such Investor Designee’s Resignation Letter shall be satisfied (and the Board shall be entitled (but not required) to accept such Investor Designee’s resignation (and, for the avoidance of doubt, such Investor Designee’s resignation shall not be effective until accepted by the Board)), and (y) if at any time from and after the Effective Time, PV or any of its Affiliates Engages in a Competing Business, then, PV shall no longer have the right to designate an Investor Designee (provided, however, that nothing in this Agreement shall be deemed to prohibit PV from seeking a waiver from the Company with respect to this subclause (y), which waiver may be given or withheld at the Company’s sole discretion).

(e)           For so long as an Investor Designee is serving on the Board, the Company shall not implement or maintain any trading policy or similar guideline or policy with respect to the trading of securities of the Company that is targeted at PV or its Affiliates (including a policy that limits, prohibits, restricts Investor or its Affiliates from entering into the hedging or derivative arrangements referenced herein), in each case, other than (i) with respect to the Investor Designee, (ii) with respect to the trading of securities of the Company while in possession of material non-public information concerning the Company or its Subsidiaries, (iii) with respect to compliance with applicable federal securities or other laws, and/or (iv) with respect to compliance with the terms of this Agreement.

(f)            From and after the Effective Time, and for so long as AF together with its Affiliates Beneficially Owns a number of shares of Company Common Stock that is at least fifty percent (50.0%) of the number of AF Shares as of immediately following the Closing (as defined in the AF Investment Agreement) (but giving effect to any adjustment pursuant to Section 2.4(b) or Section 2.4(c) of the AF Investment Agreement), AF shall have the right to designate one (1) non-voting Board observer (the “AF Observer”); provided; that at any time from and after the Effective Time, (A) if AF or any of its Affiliates Engages in a Competing Business, then AF shall immediately cease to have the right to retain the AF Observer, and (B) if the PV Shareholding Requirement ceases to be met, then AF shall cease to have the right to retain the AF Observer following the date that is three years following the date on which the PV Shareholding Requirement ceases to be met (unless such right shall have been previously terminated pursuant to the terms of this Agreement).  From and after the Effective Time, and for so long as the PV Shareholding Requirement is met, subject to the last sentence of Section 2.2(b), PV shall have the right to designate one (1) non-voting Board observer (the “PV

Observer” and each of the PV Observer and the AF Observer, a “Board Observer”).  Each Board Observer (x) must be reasonably acceptable to the Board (as determined by a majority of the directors not including any Investor Designee), (y) cannot be Engaged in a Competing Business and (z) shall enter into a customary confidentiality agreement with the Company.  No Board Observer shall have the right to vote on any matter presented to the Board or any committee thereof but shall have the right to (1) receive the same materials distributed to members of the Board at the same time and in the same manner such materials are distributed to members of the Board, and (2) otherwise fully participate in meetings and discussions of the Board, except for the right to vote, as if he or she were a member of the Board.  For the avoidance of doubt, no Board Observer shall be entitled to receive from the Company or any of its Affiliates any compensation or reimbursement of expenses, costs or any fees in connection with the Board Observer’s attendance at meetings of the Board or otherwise.

(g)           Each Investor Designee (and any replacement therefor pursuant to Section 1.1(c)) and Board Observer shall, prior to such Investor Designee’s or Board Observer’s nomination or designation, as applicable, provide any and all information as shall be reasonably requested by the Board (including the completion of a customary directors’ and officers’ questionnaire, as well as any information regarding such proposed Investor Designee to the extent reasonably required by the Certificate, the Bylaws, Applicable Law and applicable stock exchange rules).  PV shall direct the Investor Designee and the PV Observer to comply, and AF shall direct the AF Observer to comply, with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members generally, including the Company’s code of business conduct and ethics, securities trading policies, anti-hedging policies, Regulation FD-related policies, director confidentiality policies and corporate governance guidelines (collectively, the “Company Policies”); provided that Parent and the Company acknowledge and agree that any share ownership requirement for an Investor Designee serving on the Board will be deemed satisfied by the Investor Shares Beneficially Owned by Investor and/or its Affiliates and under no circumstances shall any of such Company Policies impose any restrictions on Investor’s or Affiliates’ transfers of securities pursuant to ARTICLE IV.

(h)           Notwithstanding anything contained in this Agreement to the contrary, the Company reserves the right to withhold any information and to exclude any Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting would reasonably be expected to adversely affect the attorney-client privilege between the Company and its counsel, or result in disclosure of trade secrets or a conflict of interest.

1.2.         Certificate of Incorporation and Bylaws.  Immediately after the Effective Time, and for so long as this Agreement is in effect, (i) the Company and the Investors shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the Effective Time that the provisions of this Agreement or the transactions contemplated hereby are not inconsistent with Applicable Law and (ii) the Company shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the Effective Time that the provisions of the Certificate and Bylaws of the Company are not inconsistent with the provisions of this Agreement and the Investment Agreements.

1.3.         Share Repurchases.  The Company shall not, prior to the expiration of the Measurement Period, repurchase, or publicly announce any share repurchase programs relating to, any shares of Company Common Stock.

1.4.         Financing Cooperation.  Upon the request of any Investor or of its Affiliates that it wishes to pledge, hypothecate or grant security interests in any or all of the Investor Shares in connection with one or more Permitted Loans, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit, the Company agrees to use reasonable best efforts to provide to such Investor and its Affiliates, as applicable, such cooperation as may be reasonably necessary to consummate any such pledge, hypothecation or grant, including entry into letter agreements with lenders substantially in the form of Exhibit C hereto (each, an “Issuer Agreement”) and, if requested by such Investor or any of its Affiliates (and notwithstanding anything to the contrary in this Agreement and the Investment Agreements, including Section 3.1(k) of each Investment Agreement and Section 6.3 hereof), instructing the transfer agent to transfer any such Investor Shares subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without, to the extent permitted by Applicable Laws, restrictive legends subject to receipt of an opinion from nationally recognized counsel reasonably satisfactory to the Company.  The Company’s obligation to deliver an Issuer Agreement is conditioned on (i) the Investor delivering to the Company (A) at least five (5) Business Days prior to the date of the requested Issuer Agreement, a substantially final draft of the Permitted Loan to which the Issuer Agreement relates, and (B) an executed copy of the Permitted Loan to which the Issuer Agreement relates and (ii) the Investor certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, the Investor has pledged the Investor Shares as collateral to the lenders under such Permitted Loan and the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (B) an event of default (as described in such loan agreement) constitutes the sole circumstances under which the lenders under the Permitted Loan may foreclose on the Investor Shares and that such provisions do not violate the terms of this Agreement, (C) pursuant to the provisions of such loan agreement, the Investor may sell Investor Shares in order to satisfy a margin call or repay a Permitted Loan, in each case, to the extent necessary to satisfy a bone fide margin call on such Permitted Loan or otherwise in compliance with the terms of this Agreement and that such provisions do not violate the terms of this Agreement and (D) the Investor acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement.  The Investor acknowledges and agrees that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the

Investor under this Agreement, the Investor shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.  The Company agrees and acknowledges that (a) no lender or collateral agent with respect to a Permitted Loan shall become party to this Agreement or be subject to any provision hereunder and (b) that it shall not condition its cooperation under this Section 1.4 on (i) any lender or collateral agent agreeing to become party to this Agreement or becoming subject to any such provision or (ii) any agreement, representation, warranty or obligation by the Investor or any of its Affiliates other than as set forth in this Agreement or in any Issuer Agreement.

1.5.         Directors’ and Officers’ Indemnification and Insurance.  Immediately following the date of this Agreement, the Company shall adopt (or, as applicable, maintain in effect) directors’ and officers’ liability insurance that shall extend to the Investor Designee to the same extent applicable to all Company directors.  The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification and advancement of expenses and provided in the Company’s certificate of incorporation and/or bylaws to any Investor Affiliated Director and such insurance shall be the insurance of first resort for any Investor Affiliated Director, in each case, in his or her capacity as a director of the Company or its Subsidiaries (such that the Company’s obligations to such indemnitees in their capacities as directors are primary and any obligation of PV or its Affiliates to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary).  No advancement or payment by PV or its Affiliates on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses of insurance from the Company in their capacities as directors shall affect the foregoing, and PV or its Affiliates, as applicable, shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company.  The Company shall indemnify each Board Observer from and against any and all claims, actions, costs, expenses or losses incurred by such Board Observer as a result of such Board Observer being named as a defendant in any lawsuit or other legal action solely in his or her capacity as a Board Observer.

ARTICLE II

TRANSFERS; STANDSTILL PROVISIONS; COMPLIANCE

2.1.         Investor Transfer Restrictions.

(a)           Other than in the case of a Permitted Transfer, no Investor shall, and each Investor shall cause its Affiliates not to, Transfer all or any portion of the Investor Shares, Warrants or Warrant Shares owned by such Investor prior to the date that is twelve (12) months after the Effective Time (such period, the “Restricted Period”); provided, however, that the foregoing restriction shall cease to apply with respect to the Warrants and Warrant Shares (and any hedging or monetization transactions effected pursuant to Rule 144 that reference Company Common Stock and do not exceed, in the aggregate during the Restricted Period, the number of shares of Company Common Stock underlying the Warrants, each a “Permitted Warrant Hedge”) if the Reference Price is, at any time after the date that is six (6) months after the Effective Time, less than seventy percent (70%) of the Adjusted VWAP Price Per Share.  “Reference Price” with respect to any point in time means the volume weighted average price of a share of Company

Common Stock listed on the New York Stock Exchange over the consecutive ten (10) trading days immediately prior to such time.

(b)           “Permitted Transfers” means, in each case, so long as such Transfer is in accordance with Applicable Law:

(i)            a Transfer to a Permitted Transferee of such Investor, so long as such Permitted Transferee, in connection with such Transfer, (A) executes a customary joinder to this Agreement, substantially in the form attached hereto as Exhibit B and (B) covenants and agrees in writing, subject to the terms and conditions of any Permitted Loan made to such Permitted Transferee, to Transfer the previously Transferred Investor Shares or Warrants (or Warrant Shares) back to such Investor immediately upon ceasing to be a Permitted Transferee;

(ii)           a Transfer in connection with an Acquisition Transaction approved by the Board (including if the Board (A) recommends that its stockholders tender in response to a tender or exchange offer that, if consummated, would constitute an Acquisition Transaction, or (B) does not recommend that its stockholders reject any such tender or exchange offer within the ten (10) Business Day period specified in Rule 14e-2(a) under the Exchange Act);

(iii)          a Transfer made pursuant to and in accordance with Section 2.4(b) of the applicable Investment Agreement;

(iv)          a Transfer that constitutes a tender into a tender or exchange offer commenced by the Company or any of its Affiliates;

(v)           a Transfer that constitutes a pledge, hypothecation or other grant of security interest in the Investor Shares, Warrants or Warrant Shares as collateral for a Permitted Loan or Permitted Warrant Hedge; or

(vi)          a Transfer by any Investor to any Person (other than an Affiliate of such Investor) for cash, solely to the extent that all of the net proceeds of such sale are solely used to satisfy a margin call (i.e., posted as collateral) or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan that is, in the good faith judgment of the Investor or its applicable Affiliate that is the borrower under such Permitted Loans, as applicable, reasonably likely to occur (in each case through no fault of Investor or any of its Affiliates).

The Investor shall provide at least five (5) Business Days’ advanced written notice of any proposed Transfer that is a Permitted Transfer pursuant to Section 2.1(b)(i) or Section 2.1(b)(v), and shall, to the extent reasonably practicable, provide at least two (2) Business Days’ advanced written notice of any proposed Transfer that is a Permitted Transfer pursuant to Section 2.1(b)(vi).

(c)           Notwithstanding anything to the contrary contained herein, including ARTICLE IV hereof and/or the expiration of the Restricted Period, neither any Investor nor any of its Affiliates, shall cause, permit, or suffer any Transfer of all or any portion of the Investor Shares, Warrants, or Warrant Shares owned by such Investor or any of its Affiliate (i) if such Transfer would be in violation of any Applicable Laws or breach of any terms and conditions of this Agreement; or (ii) to a Prohibited Person.  Notwithstanding the foregoing, the sale of the Investor Shares through open market transactions, or through registration rights where the identity of prospective buyers is not known to the selling Investor shall not be subject to Section 2.1(c)(ii).

(d)           To the extent that any Transfer or attempted Transfer of Investor Shares or Warrants (or the Warrant Shares) by an Investor or any of its Affiliates is in violation of this Section 2.1, (i) such Transfer shall, to the fullest extent permitted by Applicable Law, be null and void ab initio, (ii) the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported Transfer on the share register of the Company, and (iii) the Company shall be entitled to seek, and recover, from such Investor any and all costs, expenses and damages (including reimbursement of any costs and expenses incurred by the Company) incurred or suffered by the Company in connection with any such purported Transfer.

(e)           Nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon and sell, dispose of or otherwise Transfer Investor Shares mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan and (ii) notwithstanding the foregoing or anything to the contrary herein, in the event that any lender or other creditor under a Permitted Loan (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the Investor Shares or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, an Investor or any of its Affiliates) or transferee of any of the foregoing (except as permitted under Section 6.11) shall be entitled to any rights or have any obligations, or be subject to any Transfer restrictions or limitations, hereunder (including the rights or benefits provided for in this Section 2.1).

(f)            Notwithstanding anything contained herein to the contrary, a Transfer resulting from (x) any issuance of limited partnership or other investor interests by a Primavera Fund, (y) any Transfer of limited partnership or other interests in a Primavera Fund, or (z) any Transfer of an interest in a Primavera Fund among employees of Primavera Capital GP II Ltd. or its Affiliates, in each case, shall not be deemed a “Transfer” for purposes of this Agreement.

2.2.         Standstill.

(a)           During the Standstill Period, without the express prior written invitation or consent of the Board, each Investor shall not, and shall cause its respective Affiliates and any representatives acting on such Investor’s or one of such Investor’s Affiliate’s behalf not to, in any manner, directly or indirectly: (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, (A) any acquisition of any voting securities (or beneficial ownership thereof), or rights or options to acquire any voting securities (including Company Common Stock and any voting debt securities) (or beneficial ownership thereof) (for the avoidance of doubt, other than an Investor’s exercise of the Warrants in accordance with their respective terms), or any assets, or businesses of the Company, (B) any tender offer or exchange offer, merger or other business combination involving the Company, any of the assets of the Company or the Subsidiaries constituting a material portion of the consolidated assets of the Company and the Company’s Subsidiaries, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consents to vote any voting securities of the Company, including soliciting consents or taking other action with respect to the calling of a special meeting of the Company’s shareholders; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the Company; (iii) otherwise act, alone or in concert with others, to seek representation on or to Control or influence the management, Board or policies of the Company or to obtain representation on the Board of the Company (provided, that this clause (iii) shall in no way limit the activities of the Investor Designee taken in good faith solely in his or her capacity as a director of the Company); (iv) disclose or direct any Person to disclose, any intention, plan or arrangement inconsistent with the foregoing; or (v) advise, assist or encourage, or direct any Person to advise, assist or encourage any other Person in connection with any of the foregoing.  Each Investor also agrees during such period not to request the Company to amend or waive any provision of this Section 2.2(a) (including this sentence).

(b)           The provisions of Section 2.2(a) shall not, in any manner, limit or prohibit (i) any actions, or the rights or authority of the Investor Designee acting in his or her capacity as a member of the Board or otherwise consistent with his or her fiduciary duties, (ii) the full participation of any Investor Designee in any Board (or Board committee, as applicable) discussions, deliberations, negotiations or determinations, or other actions or matters with respect to which any other members of the Board participate, regarding any Change of Control of the Company or any Acquisition Transaction, (iii) either Investor or any of such Investor’s Affiliates, or any of their respective representatives from communicating privately with the Company’s directors, officers or representatives so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, (iv) Investor or any of its Affiliates’ acquisition or offering to acquire, directly or indirectly, any company or business unit that Beneficially Owns any securities of the Company; provided that, in the event the Investor or any of its Affiliates acquire Control of such company or business unit, the fair market value of such company or business unit’s Beneficial Ownership in the Company (at the time definitive agreements with respect to such acquisition are entered into) shall represent five percent (5%) or less of the total assets of such company or business unit; provided, further, that any Beneficial Ownership in the Company so acquired by Investor or any of its Affiliates shall be taken in account when determining the Ultimate Standstill Level (as defined below), (v) the activities of any Portfolio Company of any Investor; provided that such Portfolio Company is not acting at the direction of such Investor, (vi) any acquisition by either Investor, such Investor’s Affiliates or any of their respective representatives of any voting securities (or Beneficial Ownership thereof), or rights or options to acquire any voting securities (including Company Common Stock), or the exercise of any rights or options to acquire any voting securities (including Company Common Stock), that does not immediately following the consummation of any such transaction result, directly or indirectly (and taking into account any other Beneficial Ownership of Company Common Stock including pursuant to the foregoing clause (iv)), in (x) an aggregate Beneficial Ownership by PV and its Affiliates, collectively, of more than 17.74%, or, (y) an aggregate Beneficial Ownership by AF and its Affiliates, collectively, of more than 2.16%, (in each case of (x) and (y), taking into account, for purposes of such calculation, all Warrant Shares underlying the Warrants that are held by the applicable Investor and have not yet been exercised as of the date of determination, and as the percentages specified in the immediately preceding subsections (x) and (y) may be adjusted by mutual agreement between PV and AF for so long as the sum of such percentages do not exceed 19.9%) of the outstanding amount of any class of voting securities of Company Common Stock; provided, that notwithstanding anything to the contrary, nothing in this clause (vi) shall permit PV, AF and their respective Affiliates to Beneficially Own, in the aggregate, more than 19.9% of any voting securities or rights or options to acquire any voting securities of the Company (including Company Common Stock) (the “Ultimate Standstill Level”), or (vii) PV proposing to the Company, at any time after the date that is six (6) months after the Effective Time, that the Company consider increasing the size of the Board by one (1) director and nominating a second Investor Designee selected by PV (in addition to the Investor Designee pursuant to Section 1.1(b)) for election at the next annual meeting of stockholders of the Company at which directors of the Company are to be elected.  Any such proposal made in compliance with clause (vii) of the preceding sentence shall be presented for consideration by the Board at the next regularly-scheduled meeting of the full Board.  PV shall not have the right to designate the PV Observer (and any PV Observer then serving as such shall automatically cease to be a Board Observer and shall have no further rights as a Board Observer) for so long as two or more Investor Designees are directors of the Company.

(c)           Other than this Agreement, the Company will not (i) enter into any Contract, (ii) amend the Certificate or Bylaws or (iii) amend or adopt any policies, procedures, processes, codes, rules, standards and guidelines, in each case, which in any manner, either directly or indirectly restrict either Investor or any of their respective Affiliates from acquiring, agreeing to acquire, proposing or offering to acquire, or facilitating the acquisition of any class of voting securities of Company Common Stock (including any derivative instruments thereof) not in excess of the Ultimate Standstill Level.

2.3.         Compliance with Laws.  In connection with the applicable Investment Agreement, this Agreement and any of the transactions contemplated thereby and from and after the date hereof, each Investor on behalf of itself and its respective Affiliates (as well as any director or officer of any of the foregoing) and the Company covenants and agrees to comply with and abide by all Applicable Laws.  Without limiting the foregoing, each Investor on behalf of itself and its respective Affiliates (as well as any director or officer of any of the foregoing) and the Company covenants and agrees that it (a) has not made, offered, or promised, and will not make, offer, or promise any unlawful payment, or given, offered to give, or promised to give, and will not give, offer to give, or promise to give anything of value (whether in the form of property or services or in any other form), to any foreign or domestic official or employee of any Governmental Entity (which, for the purposes of this Section 2.3, also includes any political party or candidate), or to any finder, agent, representative or other party acting for, on behalf of, or under the auspices of any official or employee of any Governmental Entity (each, a “Government Official”) for purposes of (i) influencing any act or decision of any Government Official in his or her official capacity, (ii) inducing any Government Official to do or omit to do any act in violation of his or her lawful duty, (iii) securing any improper advantage, or (iv) inducing any Government Official to influence or affect any act or decision of any Governmental Entity, in each case, for the purpose of obtaining or retaining business or directing business to any Person; (b) has not used and will not use any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity and (c) has not taken or made, and will not take or make, any other action or omission that would or would reasonably be expected to result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any other law of the United States, the People’s Republic of China, or of any other jurisdiction where the Investor or its Affiliates conduct business governing corrupt practices, commercial bribery, money laundering, pay-to-play, anti-bribery or anticorruption or that otherwise prohibits payments to any government or public officials or employees.

ARTICLE III

INFORMATION RIGHTS

3.1.         Financial Statements; Access.  Subject to Section 3.2, for as long as PV has the right to appoint an Investor Designee pursuant to Section 1.1(b), in the case of PV, and for so long as AF has the right to designate a Board Observer pursuant to Section 1.1(f), in the case of AF, the Company will provide PV and AF, as applicable, with its monthly (as and when such monthly financial statements are furnished to the Board, but only to the extent that they are so furnished), quarterly and annual financial statements, unless such statements are available on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in which case such statements shall be deemed delivered to Investors for purposes of this Agreement.  In addition, for as long as PV has the right to appoint an Investor Designee pursuant to Section 1.1(b), in the case of PV, and for so long as AF has the right to designate a Board Observer pursuant to Section 1.1(f), in the case of AF, upon the request of the applicable Investor, no more than four (4) times per year, the Company will cause members of its senior management to meet with PV and AF, as applicable (in person or by conference telephone as agreed by the Parties) to provide PV and AF, as applicable, with an update regarding developments relating to the Company’s business and to respond to questions from the Investors; provided, that any costs and expenses incurred by PV or AF in connection with such meetings shall be borne solely by PV of AF, as applicable.

3.2.         Confidentiality; Privileged Information.

(a)           Each Investor and Board Observer expressly acknowledge that Confidential Information obtained or received by such Investor is confidential and that the disclosure of such Confidential Information, either publicly or privately to other parties, would cause irreparable injury to the Company.  Except with the prior written consent of the Company, no Investor or Board Observer shall (and each Investor and Board Investor shall instruct their respective representatives not to) disclose any such Confidential Information to a third party, and PV, AF and any Board Observer shall use the same level of efforts utilized by PV and AF and their respective Affiliates, and the Board Observer’s principal organization, respectively, in the protection of such organization’s own confidential information to preserve the confidentiality of such Confidential Information (and each Investor and Board Observer shall cause its representatives to do the same).  The obligations of each Investor and any Board Observer under this Section 3.2 shall survive the termination of this Agreement for a period of five (5) years;

provided, that with respect to any trade secret, such obligations shall continue to apply to such trade secret for so long as such trade secret remains a trade secret.  Notwithstanding the foregoing, the Investors, any Board Observer and their respective Affiliates shall not be bound by the confidentiality obligations of this Section 3.2 with respect to any Confidential Information that is required to be disclosed pursuant to Applicable Law; provided, that in such case, such Investor, any Board Observer or the respective Affiliate of such Investor or Board Observer shall disclose only that portion of such Confidential Information that is required to be disclosed and, to the extent reasonably practicable provide advance notice to the Company of such disclosure and provide the Company a reasonable amount of time and opportunity to seek a protective order or similar remedy, and to reasonably cooperate (at the Company’s sole expense) with the seeking of such protective order or similar remedy.  Notwithstanding the foregoing, and for the avoidance of doubt, (A) an Investor or Board Observer may disclose Confidential Information to (x) their respective Affiliates and their respective representatives in connection with the transactions contemplated by this Agreement and the Transaction Agreements (or their rights and obligations hereunder), (y) to any direct or indirect, actual or potential shareholder, member, partner or other investor in such Investor or Board Observer’s principal organization, in each case of subclauses (x) and (y) so long as such Persons are informed of the confidential nature of such information and are directed to treat such information confidentially and (z) solely with respect to PV, any potential financing source and their respective representatives in connection with a Permitted Loan; provided, that such financing sources shall enter into customary confidentiality agreements with respect to any Confidential Information to be provided thereunder, and (B) any Investor Designee and Board Observer may disclose to PV, AF or any of their respective Affiliates any information obtained or received by such Investor Designee or Board Observer in his or her capacity as such.  Each Investor, on behalf of itself and its respective Affiliates and respective Board Observer, hereby acknowledges and agrees that such Investor shall be responsible for any failure of any of the Persons enumerated in this Section 3.2 to whom it discloses Confidential Information to treat such information as required by the terms of this Section 3.2.

(b)           Nothing contained in this Section 3.2 will require the Company to take any action that would, after consultation with outside counsel, constitute a waiver of the attorney-client or similar privilege or violate any Applicable Law or confidentiality obligations owing to third parties, including under any material Contract.

(c)           Notwithstanding anything in the Confidentiality Agreements or the Investment Agreements to the contrary, from and after the date hereof, (x) any disclosure of information (other than any information relating to the Parent or its Subsidiaries (excluding, for the avoidance of doubt, the Company and its Subsidiaries)) that is not prohibited by this Section 3.2 shall not be deemed to be a breach of Section 5.8 of the Investment Agreements or of the Confidentiality Agreements, and (y) any action that is not prohibited by Section 2.2 shall not be deemed to be a breach of the standstill obligations of the Investors solely in respect of the Company set forth in the seventh paragraph of the Confidentiality Agreements.

(d)           This Section 3.2 shall survive any termination of this Agreement.

ARTICLE IV

REGISTRATION RIGHTS

4.1.         Demand Registrations.

(a)           Subject to the limitations set forth in this Agreement (including ARTICLE II), from and after the first anniversary of the Effective Time, subject to the terms and conditions hereof (x) solely during any period that the Company is then-ineligible under Applicable Law to register Registrable Securities on Form S-3 pursuant to Section 4.3 or, if the Company is so eligible but has failed to comply with its obligations under Section 4.3 or (y) following the expiration of the Company’s obligation to keep the Shelf Registration Statement continuously effective pursuant to Section 4.3(b), but only if there is no Shelf Registration Statement then in effect, the Investors shall be entitled to make no more than two (2) written requests of the Company in any given calendar year and no more than four (4) in the aggregate (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by the Investors that equals or is greater than the Registrable Amount (a “Demand Registration”).  Thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect such registration to permit or facilitate the offer, sale and distribution of the securities specified in such Demand as promptly as reasonably practicable under the Securities Act of:

(i)            the Registrable Securities which the Company has been so requested to register by the Investors for disposition in accordance with the intended method of disposition stated in such Demand; and

(ii)           all shares of Company Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 4.1, but subject to limitation as provided in Section 4.1(g); all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Company Common Stock, if any, to be so registered.

(b)           A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration; and (ii) the intended method(s) of disposition in connection with such Demand Registration.

(c)           A Demand Registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least (A) one hundred eighty (180) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder (provided, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (B) in connection with a Demand Registration that involves an Underwritten Offering, such longer period as, in the opinion of counsel for the lead managing underwriter, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (ii) if, (A) after it has become effective and prior to the sale of all Registrable Securities included therein, such Demand Registration becomes subject, prior to one hundred eighty (180) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental

Entity, other than by reason of any act or omission by the Investors or (B) in connection with a Demand Registration that involves an Underwritten Offering, the conditions specified in the underwriting agreement or similar agreement entered into in connection with such registration are not satisfied, other than as the result of a wrongful act, misrepresentation or breach of such agreement by the Investors.

(d)           Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Investors.

(e)           The Company shall not be obligated to (i) subject to the proviso of Section 4.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration, for a period longer than one hundred eighty (180) days or (ii) effect any Demand Registration (A) within six (6) months of a “firm commitment” Underwritten Offering in which the Investors were offered “piggyback” rights pursuant to Section 4.2 (subject to Section 4.2(b)) and at least 50% of the number of Registrable Securities requested by the Investors to be included in such Demand Registration were included and were actually sold thereunder, (B) within six (6) months of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement) or (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements of the Company; provided, that the Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable.

(f)            The Company shall be entitled to postpone (upon written notice to the Investors) the filing or the effectiveness of a registration statement or to require the Investors to suspend the use of the prospectus for sales of Registrable Securities in respect of any Demand Registration in the event of a Blackout Period under clause (ii) of the definition thereof until the expiration of such Blackout Period.  In the event of such Blackout Period, the Company shall deliver to the Investors a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Board, the conditions described in clause (ii) of the definition of Blackout Period have been met.  Such certificate shall contain, to the extent practicable, an approximation of the anticipated duration of such Blackout Period.

(g)           If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Investors, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof; and (ii) second, the securities the Company proposes to sell.

(h)           Any time that a Demand Registration involves an Underwritten Offering, the Investors shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company.

4.2.         Piggyback Registrations.

(a)           Subject to the limitations set forth in this Agreement (including ARTICLE II), from and after the first anniversary of the Effective Time, subject to the terms and conditions hereof, whenever the Company proposes to register any Company Common Stock under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) on a Shelf Registration Statement or (iv) pursuant to Section 4.1 (a “Piggyback Registration”)), whether for its own account or for the account of others, the Company shall give the Investors prompt written notice thereof (but not less than ten (10) days prior to the filing by the Company with the Commission of any registration statement with respect thereto).  Such notice (a “Piggyback Notice”) shall specify the number of shares of Company Common Stock proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Company Common Stock, in each case, to the extent then known.  Subject to Section 4.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by the Investors with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by the Investors) for inclusion therein within five (5) days after such Piggyback Notice is received by the Investors.

(b)           If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises the Company that, in its (their) opinion, the inclusion of all the shares of Company Common Stock sought to be included in such Piggyback Registration would adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such shares of Company Common Stock as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect and in the following order of priority: (i) first, the securities the Company proposes to sell; and (ii) up to the number of Registrable Securities requested to be included in such Piggyback Registration by the Investors, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof.

(c)           For clarity, in connection with any Underwritten Offering under this Section 4.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of the Investors in the Underwritten Offering unless the Investors accept the terms of the underwriting agreement (which shall be in customary form) as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.

(d)           If, at any time after giving written notice of its intention to register any shares of Company Common Stock as set forth in this Section 4.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Company Common

Stock, the Company may, at its election, give written notice of such determination to the Investors and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that the Investors may elect to require the Company to continue the registration as a Demand Registration pursuant to the terms of Section 4.1.

(e)           Any time that a Piggyback Registration involves an Underwritten Offering, the Company shall select (in its sole discretion) the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities.

4.3.         Shelf Registration Statement.

(a)           Subject to the limitations set forth in this Agreement (including ARTICLE II), from and after the first anniversary of the Effective Time, subject to the terms and conditions hereof, and further subject to the eligibility of the Company to file a registration statement on Form S-3 or any successor form thereto (“Form S-3”), the Investors may by written notice delivered to the Company require the Company to file as soon as reasonably practicable, and to its commercially reasonable efforts to cause to be declared effective by the Commission, if applicable, as soon as reasonably practicable after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act to permit or facilitate the offer, sale and distribution, from time to time, of an amount of Registrable Securities then held by the Investors that equals or is greater than the Registrable Amount (the “Shelf Registration Statement”).  To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto.

(b)           Subject to Section 4.3(c), the Company will use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective (including by filing amendments thereto or replacement registration statements thereof) until the earlier of (i) five (5) years after the Shelf Registration Statement has been declared effective; (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities; and (iii) the date on which the Investors no longer hold Registrable Securities that represent at least two percent (2.0%) of the Total Voting Power of Company Common Stock in the aggregate.

(c)           Notwithstanding anything to the contrary contained in this Agreement, if so advised by the Company in writing (which shall describe the reason for the Blackout Period and, to the extent practicable, an approximation of the anticipated duration of such Blackout Period), the Investors shall be required to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period.  In the event such Blackout Period is of the type described in clause (ii) of the definition thereof, the Company shall (i) deliver to the Investors a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the

Board, the conditions described in clause (ii) of the definition of Blackout Period have been met.  After the expiration of any Blackout Period and without any request or demand from the Investors, the Company to the extent necessary shall as promptly as reasonably practicable prepare and file a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated or deemed incorporated therein by reference, or any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           At any time that a Shelf Registration Statement is effective, if the Investors deliver a notice to the Company (a “Take-Down Notice”) (which Take-Down Notices shall not total more than two (2) in the aggregate during any calendar year) stating that the Investors intend to sell all or part of their Registrable Securities included on the Shelf Registration Statement (a “Shelf Offering”), then, the Company shall amend or supplement the Shelf Registration Statement or the prospectus as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering.  In connection with any Shelf Offering that is an Underwritten Offering and where the offering of the securities includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”), if the lead managing underwriter(s) advises the Company and the Investors that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the Investors are advised by such lead managing underwriter(s) can be sold without such adverse effect.  Except as otherwise expressly specified in this Section 4.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this ARTICLE IV as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 4.1(g).

4.4.         Withdrawal Rights.  The Investors, after having notified or directed the Company to include any or all of their Registrable Securities in a registration statement under the Securities Act, shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company.  In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration (or shall withdraw them from the applicable registration) and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement).  No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give the Investors notice to such effect and, within ten (10) days following the mailing of such notice, the Investors shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn.  During such ten (10) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof.

4.5.         Holdback Agreements.  The Investors agree to enter into customary agreements restricting the public sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made.

If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account, within sixty (60) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as such lead managing underwriter(s) may agree to with the Company), after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

4.6.         Registration Procedures.

(a)           If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.1, Section 4.2 or Section 4.3, the Company shall as expeditiously as reasonably practicable:

(i)            prepare and file with the Commission a registration statement to effect such registration in accordance with the Investors’ intended method or methods of distribution of such securities and thereafter use its commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this ARTICLE IV; provided, however, that the Company may discontinue any registration of securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, however, that at least ten (10) days before filing such registration statement or any amendment, supplement or exhibit thereto or prospectus included therein, the Company will furnish to the Investors, their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of the Investors and their counsel, and other documents reasonably requested by the Investors and their counsel, including any comment letters or other communications from the Commission, and, if requested by the Investors and/or their counsel, provide the Investors and their counsel reasonable opportunity to participate in the preparation of such registration statement, amendment, supplement, exhibit and each prospectus included therein;

(ii)           prepare and file with the Commission such amendments, supplements and exhibits to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective pursuant to the terms of this ARTICLE IV, and comply with the applicable provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)          if requested by the lead managing underwriter(s), if any, or the Investors, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, or the Investors may reasonably request in order to permit or facilitate the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4.6(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with Applicable Law;

(iv)          furnish to the Investors and each underwriter, if any, of the securities being sold by the Investors such number of conformed copies of such registration statement and of each amendment and supplement thereto and document incorporated or deemed incorporated by reference therein, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Investors and each underwriter, if any, may reasonably request in order to permit or facilitate the public sale or other disposition of the Registrable Securities owned by the Investors;

(v)           use its commercially reasonable efforts to cooperate with the Investors, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Investors and any underwriter of the securities being sold by the Investors shall reasonably request, and to use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable the Investors and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Investors, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 4.6(a)(v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vi)          use its commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vii)         use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entities as may be reasonably necessary to enable the Investors to consummate the disposition of such Registrable Securities;

(viii)        use its commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix)          enter into an underwriting agreement (in form, scope and substance as is customary in Underwritten Offerings) and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering, (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in Underwritten Offerings, and, if true, confirm the same if and when requested, (B) if an underwriting agreement has been entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 4.9 hereof with respect to all parties to be indemnified pursuant to such Section and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriters(s), if any, to evidence the continued validity of the representations and warranties made pursuant to this Section 4.6(a)(ix) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The foregoing shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(x)           in connection with an Underwritten Offering, use its commercially reasonable efforts to deliver or arrange for the delivery to the Investors and each underwriter(s) (A) opinions of counsel for the Company, in the customary form and scope and covering the matters customarily covered in opinions delivered in Underwritten Offerings and such other matters as may be reasonably requested by the Investors and such underwriter(s) and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountant who has certified the Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with Underwritten Offerings;

(xi)          make available for inspection by the Investors, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by the Investors or such underwriter (collectively, the “Inspectors”), financial and other records, corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, agent or accountant in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this Section 4.6(a)(xi) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2) the Investors requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on customary terms; provided, further, however, that the Investors agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Entity, give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xii)         as promptly as practicable notify in writing the Investors and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment or supplement thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and (E) unless a Blackout Period is then in effect, upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Investors, promptly prepare and furnish to the Investors a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii)        use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction as promptly as reasonably practicable, except that, subject to the requirements of Section 4.6(a)(v), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiv)        cooperate with the Investors and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates, if any (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or the Investors may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xv)         cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(xvi)        have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and other information meetings reasonably organized by the underwriters, and otherwise use its commercially reasonable efforts to facilitate, cooperate with and participate in, as reasonably requested by the Investors and the underwriters in the offering, the marketing or selling of the Registrable Securities.

(b)           The Company may require the Investors and each underwriter, if any, to furnish the Company in writing such information regarding the Investors or underwriter and the distribution of such Registrable Securities as may be required to complete or amend the information required by such registration statement.

(c)           The Investors agree that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), and (E) of Section 4.6(a)(xii), the Investors shall forthwith discontinue the Investors’ disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until the Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.6(a)(xii), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 4.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

(d)           With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(i)            use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)           use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii)          furnish to the Investors so long as the Investors own Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as the Investors may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

4.7.         Registration Expenses.  All fees and expenses incident to the Company’s performance of its obligations under this ARTICLE IV, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 4.6(a)(v)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) and counsel for the Investors, and (e) expenses of the Company incurred in connection with any “road show”, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective.  In connection with the Company’s performance of its obligations under this ARTICLE IV, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded.  The Investors shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of the Investors’ Registrable Securities pursuant to any registration.

4.8.         Miscellaneous. (a) Not less than ten (10) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify the Investors of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement.

(b) From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (i) require the Company to effect a registration or (ii) include any securities in any registration filed under Section 4.1, Section 4.2 or Section 4.3 hereof unless, in each case, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities that are included in such registration.

4.9.         Registration Indemnification.

(a)           The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, the Investors and their Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Investors or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to (A) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus prepared pursuant to this Agreement or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, compliance or sale, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Investors of such Registrable Securities (provided, that in such instance the Company shall not be so liable if it has undertaken its commercially reasonable efforts to so register or qualify such Registrable Securities), and (without limitation of the preceding portions of this Section 4.9(a)) will reimburse, as incurred, the Investors, each of their Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each such Person who Controls the Investors or each of their Affiliates and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who Controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same is caused by any information furnished in writing to the Company expressly for inclusion therein by Investor or any underwriter.

(b)           In connection with any registration statement in which the Investors are participating, the Investors shall indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 4.9(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case, solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company expressly for inclusion therein by the Investors; provided, however, that the aggregate liability of the Investors hereunder shall be limited to the gross proceeds after underwriting discounts and commissions received by the Investors upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying Party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying Party from its obligation, except to the extent that the indemnifying Party has been actually prejudiced by such failure to provide such notice on a timely basis.

(d)           In any case in which any such action is brought against any indemnified Party, and it notifies an indemnifying Party of the commencement thereof, the indemnifying Party will be entitled to participate therein, and, to the extent that it may wish, to assume and control the defense thereof, with counsel reasonably satisfactory to such indemnified Party, and after notice from the indemnifying Party to such indemnified Party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying Party with respect to such proceeding, the indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified Party hereunder for any legal or other expense subsequently incurred by such indemnified Party in connection with the defense thereof (unless (i) such indemnified Party reasonably objects to such assumption on the grounds that, based on advice of counsel, there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying Party and, as a result, a conflict of interest exists or (ii) the indemnifying Party shall have failed within a reasonable period of time to assume such defense and the indemnified Party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified Party shall be promptly reimbursed by the indemnifying Party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)).  For the avoidance of doubt, notwithstanding any such assumption by an indemnifying Party, the indemnified Party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified Party except as provided in the previous sentence.  An indemnifying Party shall not be liable for any settlement of an action or claim effected without its consent.  No matter shall be settled by an indemnifying Party without the consent of the indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified Party and (z) is settled solely for cash for which the indemnified Party would be entitled to indemnification hereunder.

(e)           The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

ARTICLE V

DEFINITIONS

5.1.         Defined Terms.  Capitalized terms when used in this Agreement have the meanings set forth in this Agreement or, when so indicated, in the applicable Transaction Agreement.  As used in this Agreement:

“Acquisition Transaction” means any transaction or series of related transactions involving: (i) (a) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from the Company or any of its Subsidiaries that would result in any Person or Group Beneficially

Owning fifty percent (50%) or more in interest of the total outstanding Equity Securities of the Company or any of its Subsidiaries (measured by voting power or economic interest), or (b) any tender offer, exchange offer or other secondary acquisition that would result in any Person or Group Beneficially Owning fifty percent (50%) or more in interest of the total outstanding Equity Securities of the Company or any of its Subsidiaries (measured by voting power or economic interest), or (c) any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries that would result in the stockholders of the Company immediately preceding such transaction Beneficially Owning less than fifty percent (50%) in interest of the total outstanding Equity Securities in the surviving or resulting entity of such transaction (measured by voting power or economic interest); provided, that this clause (c) shall not apply if such transaction or series of related transactions is an acquisition by the Company effected, in whole or in part, through the issuance of Equity Securities of the Company; (ii) any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute fifty percent (50%) or more of the consolidated assets, business, revenues, net income, assets or deposits of the Company; or (iii) any liquidation or dissolution of the Company.

“Adjusted VWAP Price Per Share” has the meaning set forth in the Investment Agreements.

“AF” has the meaning set forth in the Preamble.

“AF Investment Agreement” has the meaning set forth in the Recitals.

“AF Observer” has the meaning set for in Section 1.1(f).

“AF Shares” has the meaning ascribed to “Investor Shares” as set forth in the AF Investment Agreement.

“Affiliate” means (except as specifically otherwise defined), when used with respect to a specified Person, a Person that, directly or indirectly, through one (1) or more intermediaries, Controls, is Controlled by, or is Under common Control with, such specified Person; provided that (x) from and after the date hereof, (a) neither the Company nor any of its Subsidiaries shall be considered an Affiliate of Parent or any of its Subsidiaries or of any Affiliate of Parent or its Subsidiaries; and (b) neither Parent nor any of its Subsidiaries shall be considered an Affiliate of the Company or any of its Subsidiaries or of any Affiliate of the Company or its Subsidiaries and (y) no Portfolio Company of PV shall be deemed an Affiliate of PV.  Notwithstanding anything herein to the contrary, with respect to AF, “Affiliate” shall mean (i) Zhejiang Ant Small and Micro Financial Services Group Co., Ltd., or (ii) a Person that, directly or indirectly, through one (1) or more intermediaries, is Controlled by Zhejiang Ant Small and Micro Financial Services Group Co., Ltd., but in any event excluding the Persons listed in Annex B of the AF Investment Agreement and their respective controlled Persons; provided, that solely for purposes of Section 2.2 hereof, the first two Persons set forth on Annex B shall only be excluded to the extent such Persons would not otherwise by deemed to be an Affiliate under this definition.  For purposes of this definition, “Portfolio Company of PV” shall mean any Person in which any pooled investment fund or managed account managed and/or advised by Primavera Capital GP II Ltd. and/or its Affiliates has made an investment (including without limitation direct or indirect investments in shares, debentures, convertible loan stock, options, swaps, forward contracts, other derivative contracts, guarantees, warrants, debt instruments and loans (whether secured, unsecured or subordinated) other than such Person in which the Fund and other Affiliates of the Fund are the sole non-management investors.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means any applicable national, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Entity.

“Beneficially Own” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect and (ii) in the event that the Company determines in good faith that the registration or offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company, a period of up to sixty (60) days; provided, that a Blackout Period described in this clause (ii) may not occur more than once in any period of twelve (12) consecutive months.

“Board” has the meaning set forth in Section 1.1(a).

“Board Observer” has the meaning set forth in Section 1.1(f).

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or required by law to close in the cities of New York, New York, Dallas, Texas, Hong Kong, Singapore and Shanghai, China.

“Bylaws” means the Amended and Restated Bylaws of the Company.

“Certificate” means the Amended and Restated Certificate of Incorporation of the Company.

“Change of Control” means any transaction or series of related transactions involving: (i) (a) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from the Company or any of its Subsidiaries that would result in any Person or Group Beneficially Owning fifty percent (50%) or more in interest of the total outstanding Equity Securities of the Company or any of its Subsidiaries (measured by voting power or economic interest), or (b) any tender offer, exchange offer or other secondary acquisition that would result in any Person or Group

Beneficially Owning fifty percent (50%) or more in interest of the total outstanding Equity Securities of the Company or any of its Subsidiaries (measured by voting power or economic interest), or (c) any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries that would result in the stockholders of the Company immediately preceding such transaction (the “Pre-Transaction Stockholders”) Beneficially Owning less than fifty percent (50%) in interest of the total outstanding Equity Securities in the surviving or resulting entity of such transaction (measured by voting power or economic interest); provided, that this clause (c) shall not apply if (1) such transaction or series of related transactions is an acquisition by the Company effected, in whole or in part, through the issuance of Equity Securities of the Company and (2) the Pre-Transaction Stockholders continue to Beneficially Own, directly or indirectly, at least fifty percent (50%) of the outstanding Equity Securities (measured by voting power and economic interest); (ii) any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute fifty percent (50%) or more of the consolidated assets, business, revenues, net income, assets or deposits of the Company; or (iii) any liquidation or dissolution of the Company.

“China Division” has the meaning set forth in the Investment Agreements.

“Closing” has the meaning set forth in the Investment Agreements.

“Commission” means the U.S. Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

“Company Policies” has the meaning set forth in Section 1.1(g).

“Competing Business” has the meaning set forth in Schedule 1.1 to the PV Investment Agreement.

“Confidential Information” means all information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) provided to any Investor or its representatives by or on behalf of the Company or its respective representatives, other than information which (i) was or becomes available to the public other than as a result of (A) a breach of this Agreement by any Investor or any of its representatives or (B) improper or unlawful action on the part of any Investor or any of its representatives, (ii) was or becomes available to an Investor or any of its representatives on a non-confidential basis from a source other than the Company or its representatives; provided that the source thereof is not known by such Investor or such of its representatives to be bound by an obligation of confidentiality to the Company in respect of such information, (iii) is independently developed by an Investor or such of its representatives without the use of any such information that would otherwise be Confidential Information hereunder.  Subject to clauses (i)-(iii) above, Confidential Information also includes all non-public information previously provided by the Company or its representatives under the provisions of the Confidentiality Agreement.

“Confidentiality Agreement” has the meaning set forth in the Investment Agreements.

“Contract” has the meaning given to it in the Investment Agreements.

“Control” means (including, with its correlative meanings “Controlled by” and “Under common Control with”), when used with respect to any specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise.

“Demand” has the meaning set forth in Section 4.1(a).

“Demand Registration” has the meaning set forth in Section 4.1(a).

“Distribution” has the meaning set forth in the Investment Agreements.

“Effective Time” has the meaning set forth in the Investment Agreements.

“Engages” and “Engaged” has the meaning set forth in Schedule 1.1 to the PV Investment Agreement.

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Executive Committee” means an executive committee of the Board or any committee performing the functions of an executive committee of the Board.

“FH” has the meaning set forth in Section 1.1(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-3” has the meaning set forth in Section 4.3(a).

“Free Writing Prospectus” has the meaning set forth in Section 4.6(a)(iv).

“Fund” has the meaning set forth in the Investment Agreements.

“Government Official” has the meaning set forth in Section 2.3.

“Governmental Entity” means any supranational, national, federal, state, municipal, local or foreign government, any instrumentality, subdivision, court, agency, department, board, tribunal, commission or other authority thereof, any public international organization, any arbitral tribunal, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Independent Director” means a member of the Board who qualifies, as of the date of such member’s appointment and as of any other date on which the determination is being made, (a) as an “Independent Director” under the listing requirements of the New York Stock Exchange, as amended from time to time, and (b) as an “Independent Director” under Rule 10(A)-3 under the Exchange Act as well as any other requirements of the U.S. securities laws which are then applicable to the Company.

“Inspectors” has the meaning set forth in Section 4.6(a)(xi).

“Investment” has the meaning set forth in the Recitals.

“Investment Agreements” has the meaning set forth in the Recitals.

“Investor” and “Investors” have the meanings set forth in the Preamble.

“Investor Designee” has the meaning set forth in Section 1.1(b).

“Investor Shares” has the meaning set forth in the Investment Agreements.

“Issuer Agreement” has the meaning set forth in Section 1.4.

“Losses” has the meaning set forth in Section 4.9(a).

“Marketed Underwritten Shelf Offering” has the meaning set forth in Section 4.3(d).

“Measurement Period” has the meaning set forth in the Investment Agreements.

“Non-Liable Persons” has the meaning set forth in Section 6.16.

“Parent” has the meaning set forth in the Recitals.

“Parties” has the meaning set forth in the Preamble.

“Permitted Loan” means any bona fide loans or other extensions of credit entered into by an Investor or any of its Affiliates with one or more financial institutions and secured by a pledge, hypothecation or other grant of security interest in the Investor Shares, Warrants, Warrant Shares, any other shares of Company Common Stock and/or related assets and/or cash, cash equivalents and/or letters of credit.

“Permitted Transferee” means any Affiliate (other than any individual) of an Investor; provided, that such Transferee would continue to qualify as a Permitted Transferee of such

Investor, as applicable if such Transfer were to take place as of any time of determination (and, in the event that such Transferee would no longer so qualify, such Transferee shall immediately Transfer back the Transferred securities to such Investor, as applicable, and such initial Transfer shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall no longer, and shall instruct its transfer agent and other third parties to no longer, record or recognize such initial Transfer on the share register of the Company).

“Permitted Transfers” has the meaning set forth in Section 2.1(b).

“Permitted Warrant Hedge” has the meaning set forth in Section 2.1(a).

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, or another entity or group (as defined in the Exchange Act), including any Governmental Entity.

“Piggyback Notice” has the meaning set forth in Section 4.2(a).

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“Plan of Reorganization” has the meaning set forth in the Investment Agreements.

“Portfolio Company” of an Investor means, (i) with respect to PV, any Person in which a Primavera Fund has made a Portfolio Investment, and (ii) with respect to AF, any Person in which AF or any of its Affiliates has made a Portfolio Investment.

“Portfolio Investment” means an investment made by a Primavera Fund or AF, as applicable, including (but not limited to) direct or indirect investments in shares, debentures, convertible loan stock, options, swaps, forward contacts, other derivative contracts, guarantees, warrants, debt instruments and loans (whether secured, unsecured or subordinated).

“Primavera Fund” means any pooled investment fund or managed account which is managed and/or advised by Primavera Capital GP II Ltd. and/or its Affiliates.

“Prohibited Person” means any Person that appears on any list issued by an applicable Governmental Entity or the United Nations with respect to money laundering, terrorism financing, drug trafficking, or economic or arms embargoes or is a Competing Business.

“PV” has the meaning set forth in the Preamble.

“PV Investment Agreement” has the meaning set forth in the Recitals.

“PV Observer” has the meaning set forth in Section 1.1(f).

“PV Shareholding Requirement” has the meaning set forth in Section 1.1(b).

“PV Shares” has the meaning ascribed to “Investor Shares” set forth in the PV Investment Agreement.

“Qualified Director” has the meaning set forth in Section 1.1(d).

“Records” has the meaning set forth in Section 4.6(a)(xi).

“Reference Price” has the meaning set forth in Section 2.1(a).

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $150 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities Beneficially Owned by the Investors; provided, that such lesser amount shall have an aggregate value of at least $50 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission.

“Registrable Securities” means (i) the Investor Shares, (ii) the Warrant Shares; (iii) any other stock or securities that the Investors may be entitled to receive, or will have received, pursuant to the Investors’ ownership of the Investor Shares, in lieu of or in addition to the Investor Shares, or (iv) any Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clauses by way of conversion or exchange thereof or by share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization.  As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been registered pursuant to an effective registration statement filed under the Securities Act and disposed of in accordance with such registration statement, (y) they have been sold pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act, or (z) they cease to be owned by the Investors or a Permitted Transferee.

“Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and Exchange Act.

“Resignation Letter” has the meaning set forth in Section 1.1(a).

“Restricted Period” has the meaning set forth in Section 2.1(a).

“Rule 144” means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 145” means Rule 145 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 415” means Rule 415 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Shelf Offering” has the meaning set forth in Section 4.3(d).

“Shelf Registration Statement” has the meaning set forth in Section 4.3(a).

“Standstill Period” means the period from the execution of this Agreement until the date that is six (6) months after the date on which no Investor Designee serves as a director on the Board and PV either no longer has any rights under this Agreement to designate an Investor Designee to serve on the Board or has irrevocably waived, in writing, any such rights; provided that the Standstill Period shall terminate upon the occurrence of a Change of Control.

“Subsidiary” means, when used with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) Beneficially Owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities, (B) the total combined equity interests, or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors of such Person.  Unless the context otherwise requires, a reference to a “Subsidiary” of the Company shall be a reference to a Subsidiary of the Company after giving effect to the Plan of Reorganization.

“Take-Down Notice” has the meaning set forth in Section 4.3(d).

“Total Voting Power” at any time shall mean the total combined voting power in the general election of directors of all the Equity Securities then outstanding.

“Transaction Agreement” has the meaning set forth in the Investment Agreements.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or Equity Security or (ii) in respect of any capital stock, interest in any capital stock, or Equity Security, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock, interest in capital stock, or Equity Security, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise. “Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Ultimate Standstill Level” has the meaning set forth in Section 2.2(b).

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Warrant Shares” has the meaning set forth in the Investment Agreements.

“Warrants” has the meaning set forth in the Investment Agreements.

5.2.         Terms Generally.  The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The definitions given for terms in this ARTICLE V and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  References herein to any agreement or letter (including the Investment Agreements) shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time.  Whenever a reference is made to the business being operated “in the ordinary course consistent with past practice” such reference shall refer to the business of the China Division.

ARTICLE VI

MISCELLANEOUS

6.1.         Term.  This Agreement will be effective as of the date hereof (or, if the Closing contemplated by the AF Investment Agreement shall not have occurred on the date hereof, then this Agreement will be effective as of the date hereof only with respect to the Company and PV, and will become effective with respect to AF in accordance with Section 6.17), and will continue in effect thereafter until the earliest of (a) the written consent of all Parties hereto or their respective successors in interest, (b) except for those provisions of this Agreement that terminate as of a date specified in such provisions, which provisions shall terminate in accordance with the terms thereof, the date on which neither Investor holds any shares of, or any other securities of the Company convertible, exchangeable or exercisable for shares of Company Common Stock, (c) a Change of Control or (d) the dissolution, liquidation or winding up of the Company.

6.2.         No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Investors in this Agreement.

6.3.         Legend.

(a)           If and to the extent shares of Company Common Stock, Warrants or Warrant Shares are in certificate form, all certificates representing the shares of Company Common Stock held by each shareholder shall bear a legend substantially in the following form:

“The securities evidenced by this certificate have been issued and sold without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other foreign, federal, state, local or other jurisdiction (a “Foreign or State Act”).  The securities evidenced by this certificate cannot be sold, assigned or otherwise transferred unless such sale, assignment or other transfer is (i) made pursuant to an effective registration statement under the Securities Act and in accordance with each applicable Foreign or State Act or (ii) exempt from, or not subject to, the Securities Act (including pursuant to Regulation S thereunder) and each applicable Foreign or State Act.  If the proposed sale, assignment or other transfer will be made pursuant to clause (ii) above, the holder must, prior to such sale, assignment or other transfer, furnish to the issuer such certifications, legal opinions and other information as the issuer may reasonably require to determine that such sale, assignment or other transfer is being made in accordance with such clause.

The securities evidenced by this certificate are subject to restrictions on transfer set forth in the Shareholders Agreement dated November 1, 2016, among the Company and certain other parties thereto (a copy of which is on file with the Secretary of the Company).”

(b)           Upon the permitted sale of any shares of Company Common Stock, Warrants or Warrant Shares pursuant to (i) an effective registration statement under the Securities Act or pursuant to Rule 144, or (ii) another exemption from registration under the Securities Act or upon the termination of this Agreement, the certificates, if any, representing such shares of Company Common Stock shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 6.3; provided that the Company may condition such replacement of certificates under the foregoing clause (ii) upon the receipt of an opinion of securities counsel retained by each Investor at each Investor’s expense and reasonably satisfactory to the Company.

6.4.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) upon confirmation of receipt if delivered by telecopy or telefacsimile, (c) on the second Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (d) on the date received if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

if to the Company, to:

Yum China Holdings, Inc.
16/F Two Grand Gateway
3 Hongqiao Road
Shanghai 200030
The People’s Republic of China
Attention:	Shella Ng, Chief Legal Officer
Facsimile:	+86-21-2407-7898

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention:	Paul L. Choi
Beth E. Flaming
Facsimile:	(312) 853-7036

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Benjamin M. Roth
Facsimile:	(212) 403-2000

if to PV, to:

Pollos Investment L.P.
c/o Primavera Capital Limited
28th Floor, 28 Hennessy Road
Hong Kong
Attention: Ena Leung
Facsimile: +852-3767-5001

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Patrick J. Naughton
Facsimile: +1-212-455-2502

if to AF, to:

API (Hong Kong) Investment Limited
c/o Zhejiang Ant Small and Micro Financial Services Group Co., Ltd.
Block B, Dragon Times Plaza, 18 Wantang Road, Xihu District
Hangzhou, China 310099
Attention: Jason Zhu
Facsimile: +86-571-8163-5410

with a copy (which shall not constitute notice) to:

Legal Department
c/o Zhejiang Ant Small and Micro Financial Services Group Co., Ltd.

Block B, Dragon Times Plaza, 18 Wantang Road, Xihu District
Hangzhou, China 310099
Facsimile: +86-571-8163-5410

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Patrick J. Naughton
Facsimile: +1-212-455-2502

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

6.5.         Amendment and Waiver.  This Agreement may not be amended, supplemented or changed, and any provision hereof cannot be waived, except by an instrument in writing making specific reference to this Agreement signed on behalf of each of the Parties hereto.  The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

6.6.         Interpretation.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.7.         Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement.

6.8.         Entire Agreement; No Third Party Beneficiaries.

(a)           This Agreement, and the Exhibits and Schedules hereto and the other agreements and instruments of the Parties delivered in connection herewith and therewith, when executed, constitute the entire agreement and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

(b)           Nothing in this Agreement, express or implied, is intended to or shall confer any rights upon any Person other than the Parties and each such Party’s respective heirs, successors and permitted assigns, all of whom shall be third party beneficiaries of this Agreement; provided, that the Persons indemnified under ARTICLE IV are intended third party beneficiaries of ARTICLE IV.  For the avoidance of doubt, in no event shall any holder of Parent common stock or any other voting securities of Parent, in each case, in their capacity as such, have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.9.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

6.10.       Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, and the application of such provision to Persons or circumstances other than those as to which it has been held invalid and unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.  Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect, as closely as possible, the original intent of the Parties.

6.11.       Assignment.  This Agreement shall not be assignable by any Party without the prior written consent of the other Parties, except that (i) any Investor may assign all or any of its rights and obligations under ARTICLE IV to a transferee in a Permitted Transfer, and (ii) any Investor may assign all or any of its rights and obligations under this Agreement to a Permitted Transferee.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.  Any purported assignment in violation of this Section 6.11 shall be void and of no effect.

6.12.       Submission to Jurisdiction; Waivers.  Each of PV, AF and the Company hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Delaware Court of Chancery (or if, (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any federal court sitting in the State of Delaware), with respect to any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby and further agree that service of any process, summons, notice or document by registered mail to the addresses set forth on this Agreement shall be effective service of process for any action, suit or proceeding brought against any such Party in any such court.  Each of PV, AF, and the Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the Delaware Court of Chancery (or if, (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any federal court sitting in the State of Delaware), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF PV, AF, PARENT AND THE COMPANY HEREBY WAIVES TRIAL BY JURY AND/OR ANY DEFENSES BASED UPON THE VENUE, THE INCONVENIENCE OF THE FORUM, OR THE LACK OF PERSONAL JURISDICTION IN ANY ACTION OR SUIT ARISING FROM SUCH DISPUTE WITH JURISDICTION AND/OR VENUE SO SELECTED.

6.13.       Enforcement.  Each Party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching Party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.  Notwithstanding the foregoing, no Investor will have any right to an injunction to prevent the filing or effectiveness of the Form 10 and the consummation of the Distribution in connection therewith.

6.14.       Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

6.15.       Mutual Drafting.  This Agreement shall be deemed to be the joint work product of PV, AF, and the Company and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

6.16.       No-Recourse; No Partnership.  Only the Parties shall have any obligation or liability under this Agreement.  Notwithstanding anything that may be expressed or implied in this Agreement, no recourse under this Agreement, shall be had against any current or future Affiliate of any Investor, any current or future direct or indirect shareholder, member, general or limited partner, controlling Person or other Beneficial Owners of any Investor, or any such Affiliate, any of their respective representatives or any of the successors and assigns of each of the foregoing (collectively, “Non-Liable Persons”), whether by enforcement of any assessment or any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Liable Person for any obligation of an Investor under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation; provided that the foregoing shall not apply to any Non-Liable Person who becomes a party to this Agreement in accordance with the terms hereof.  Nothing in this Agreement shall be deemed to constitute a partnership among any of the Parties hereto.

6.17.       AF Joinder.  In the event that the Closing (as defined in the AF Investment Agreement) shall not have occurred on the date hereof, then, upon the occurrence of the Closing (as defined in the AF Investment Agreement), AF shall execute and deliver a deed of adherence, substantially in the form attached hereto as Exhibit D, to the Company and PV, whereupon AF will be joined as a party hereto and shall have the rights and be subject to the obligations hereunder from and after the date of delivery of such deed of adherence; provided that, for the avoidance of doubt, no provision of this Agreement shall be operative with respect to AF until AF becomes a party to this Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

YUM CHINA HOLDINGS, INC.

By:	/s/ Micky Pant
	Name:	Micky Pant
	Title:	Chief Executive Officer

[Signature Page to Shareholders Agreement]

POLLOS INVESTMENT L.P.

By:	/s/ Michael Collins
	Name:	Michael Collins
	Title:	Director

[Signature Page to Shareholders Agreement]

API (HONG KONG) INVESTMENT LIMITED

By:	/s/ Leiming Chen
	Name:	Leiming Chen
	Title:	Authorized Signatory

[Signature Page to Shareholders Agreement]

EXHIBIT A

Form of Resignation Letter

[Date]

Attention: Chairman of the Board of Directors

Reference is made to the Shareholders Agreement, dated as of [•], 2016 (the “Agreement”), by and among Yum China Holdings, Inc. (the “Company”), [Investor] (“Investor”), and the other parties thereto.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

In accordance with the Agreement, I hereby tender my resignation as a director of the Board of Directors of the Company (the “Board”); provided that this resignation shall be effective only upon the Board’s acceptance of this resignation pursuant to the terms set forth in the Agreement.  I hereby acknowledge that this resignation as a director of the Board is as a result of the terms and conditions of the Agreement.

This resignation may not be withdrawn by me at any time.

Very truly yours,

Director

A-1

EXHIBIT B

Form of Joinder

[Attached beginning on next page]

B-1

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of [•], (this “Agreement”) by and between Yum China Holdings, Inc., a Delaware corporation (the “Company”), and [•], a [•] (the “New Investor”).

WHEREAS, the Company, Pollos Investment L.P., a Cayman Islands Limited Partnership, and API (Hong Kong) Investment Limited, a company incorporated under the laws of Hong Kong, entered into that certain Shareholders Agreement, dated as of [October 31], 2016, (as it may be amended from time to time in accordance with its terms, the “Shareholders Agreement”); and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Shareholders Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.              The New Investor is hereby made a party to the Shareholders Agreement, and the New Investor hereby agrees to be bound by and obligated to comply with all the terms and provisions of the Shareholders Agreement, as an Investor thereunder as of the date hereof.

2.              The New Investor represents and warrants to the Company and the other Investors that:

a)             this Agreement has been duly and validly executed and delivered by such New Investor and this Agreement and the Shareholders Agreement constitute legal and binding obligations of such New Investor, enforceable against such New Investor in accordance with its terms; and

b)             the execution and delivery by such New Investor of this Agreement and performance by such New Investor of this Agreement and the Shareholders Agreement and the consummation by such New Investor of the transactions contemplated hereby and thereby will not, with or without the giving of notice or lapse of time, or both (A) violate any Applicable Law, or (B) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the New Investor is a party or by which the New Investor is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect the New Investor’s ability to perform its obligations hereunder and thereunder.

3.              All references in the Shareholders Agreement to “Investor” shall be deemed to include the New Investor.

4.              The New Investor acknowledges and agrees that, except as expressly set forth in the Shareholders Agreement, it shall not have any of the rights or privileges of the Person Transferring any of the Investor Shares, the Warrant Shares, or the Warrants (as applicable) (such Person, the “Transferor”), except for the rights and privileges contained in Article IV of the Shareholders Agreement, but will be bound by and obligated to comply with the terms and provisions of the Shareholders Agreement as if it were the Transferor.(1)

5.              All of the terms and conditions of the Shareholders Agreement are unmodified and shall continue in full force and effect and shall be binding upon the New Investor and its successors and assigns in accordance with the terms thereof.

[Signature page follows]

(1)   Paragraph 4 shall not apply to transfers undertaken in accordance with 6.11(ii) of the Shareholders Agreement.

Accordingly, the New Investor has executed and delivered this Agreement as of the date first written above.

[NEW INVESTOR]

By:
Name:
Title:

Notice Details:

Address: [ ]
[ ]
[ ]

Attention: [•]
Fax: [•]
Email : [•]

AGREED AND ACCEPTED BY THE UNDERSIGNED PARTY

AS OF THE DATE HEREOF:

YUM CHINA HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT C

Form of Issuer Agreement

[Attached beginning on next page]

Issuer Agreement

[ ], 20[ ]

[Bank]

Re:          Margin Loan Agreement and Pledge Agreement to be entered into by [Borrower]

Ladies and Gentlemen:

This letter agreement is being entered into at the request of [ ], a [jurisdiction of organization] [type of entity] (the “Borrower”), in connection with (i) the Margin Loan Agreement dated as of [ ], 20[ ] between the Borrower and [Bank], as lender (the “Lender”) (as amended and supplemented from time to time, the “Margin Loan Agreement”) and (ii) the Pledge Agreement related thereto dated as of [ ], 20[ ] among the Borrower, the Lender and [Bank] as collateral agent (the “Collateral Agent”) (as amended and supplemented from time to time, the “Pledge Agreement”, and the transactions contemplated by the Margin Loan Agreement and the Pledge Agreement, collectively, the “Transactions”).  Pursuant to the Pledge Agreement, the Lender is acquiring a security interest in, inter alia, certain shares of common stock of [Yum China Holdings, Inc.] (the “Company”) currently held by the Borrower (the “Common Stock”) to secure the Borrower’s obligations under the Margin Loan Agreement (such pledged shares of Common Stock, the “Collateral Shares”).

In connection with the Transactions:

1. The Lender and the Collateral Agent acknowledge that the Collateral Shares cannot be sold, assigned or otherwise transferred unless such transaction is registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and is in accordance with the securities laws of each other foreign, federal, state, local or other jurisdiction (a “Foreign or State Act”), or such transaction is exempt from the registration requirements of the Securities Act and each applicable Foreign or State Act.

2. The Lender and the Collateral Agent agree that if any Collateral Shares are returned to the Borrower upon release from the security interest created by the Pledge and Security Agreement, they will cooperate in good faith with Company to the extent reasonably requested by the Company to facilitate the re-legending of such Collateral Shares upon such release.  The Borrower hereby agrees to re-legend any such Collateral Shares that are returned to it upon release from such security interest, if reasonably requested by the Company.

3. The Company confirms that (a) it has no objection to the Transactions and (b) none of the Transactions nor any exercise by the Collateral Agent of its remedies under the Pledge and Security Agreement violates or requires any consent under the Shareholders Agreement or any other material contract to which the Company is a party or any constitutive documents of the

Company or any insider trading or other policy or rule of the Company, including any policy or rule applicable to the Borrower.

4. (a) The Company will not take any actions intended to hinder or delay the exercise of any remedies by Collateral Agent or Lender pursuant to the Margin Loan Agreement or the Pledge and Security Agreement, (b) the Company will not require any opinions of counsel or other documents in connection with any sale or transfer of Collateral Shares in connection with the exercise of any such remedies and (c) to the extent reasonably requested by the Collateral Agent, the Company agrees to use reasonable best efforts to provide to such Investor and its Affiliates, as applicable, such cooperation as may be reasonably necessary to consummate any transfer of Collateral Shares made pursuant to any exercise by the Collateral Agent of its remedies under the Pledge and Security Agreement.

5. The Company acknowledges that (x) as of the date hereof, it does not, and (y) following an event of default under the Margin Loan Agreement, it would not, based solely on account of the rights and remedies that would be available under the Margin Loan Agreement and/or Pledge Agreement to the Lender on account of such event of default, consider the Lender an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

Accepted and agreed,

Yum China Holdings, Inc.

By:
Name:
Title:

[Bank], as Lender

By:
Name:
Title:

[Bank], as Collateral Agent

By:
Name:
Title:

EXHIBIT D

Form of AF Deed of Adherence

DEED OF ADHERENCE

The undersigned is executing and delivering this Deed of Adherence dated [•], pursuant to the Shareholders Agreement dated as of [•], 2016 (the “Shareholders Agreement”), by and among Yum China Holdings, Inc., a Delaware corporation and certain other parties named therein.

Capitalized terms used but not defined in this Deed of Adherence shall have the meanings ascribed to them in the Shareholders Agreement.

The undersigned hereby acknowledges, agrees and confirms that, from and after the date hereof, it shall be deemed to be a party to the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of “AF”, an “Investor” and a “Party” thereunder as if it had executed the Shareholders Agreement.  The undersigned hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

D-1

SIGNED as a DEED by	)
By API (Hong Kong) Investment Limited	)
in the presence of:	)

Name:
Name of witness

Address:

D-2